Exhibit 5.2

June 1, 2015

Dynegy Inc.

Dynegy Operating Company

Dynegy Power Marketing, LLC

Illinova Corporation

MASSPOWER

601 Travis, Suite 1400

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Dynegy Operating Company, a Texas corporation (“DOC”), Dynegy Power Marketing, LLC, a Texas limited liability company (“DPM”), Illinova Corporation, an Illinois corporation (“Illinova”), and MASSPOWER, a Massachusetts general partnership (together with DOC, DPM, and Illinova, the “Non-Delaware Guarantors”), in connection with the offer (the “Exchange Offer”) by Dynegy Inc., a Delaware corporation (“Dynegy”), to exchange (i) up to  $2,100,000,000 in aggregate principal amount of its 6.75% Senior Notes due 2019 (the “2019 Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 6.75% Senior Notes due 2019 (the “2019 Old Notes”), (ii) up to $1,750,000,000 in aggregate principal amount of its 7.375% Senior Notes due 2022 (the “2022 Exchange Notes”), which have been registered under the Securities Act, for any and all of its outstanding unregistered 7.375% Senior Notes due 2022 (the “2022 Old Notes”), and (iii) up to $1,250,000,000 in aggregate principal amount of its 7.625% Senior Notes due 2024 (the “2024 Exchange Notes” and, together with the 2019 Exchange Notes and the 2022 Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act, for any and all of its outstanding unregistered 7.625% Senior Notes due 2024 (the “2024 Old Notes” and, together with the 2019 Old Notes and the 2022 Old Notes, the “Old Notes”), pursuant to a registration statement (the “Registration Statement”) on Form S-4 under the Securities Act, filed with the Securities and Exchange Commission (the “Commission”) on the date hereof.

The Old Notes were issued and the Exchange Notes are to be issued under (x) the Indenture, dated as of October 27, 2014, among Dynegy, as successor in interest to Dynegy Finance II, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), related to the 2019 Notes (as amended, supplemented or modified from time to time, the “2019 Notes Indenture”), (y) the Indenture, dated as of October 27, 2014, among Dynegy, as successor in interest to Dynegy Finance II, Inc., the guarantors party thereto and the Trustee, related to the 2022 Notes (as amended, supplemented or modified from time to time, the “2022 Notes Indenture”) and (z) the Indenture, dated as of October 27, 2014, among Dynegy, as successor in interest to Dynegy Finance II, Inc., the guarantors party thereto and

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June 1, 2015

the Trustee, related to the 2024 Notes (as amended, supplemented or modified from time to time, the “2024 Notes Indenture” and, together with the 2019 Notes Indenture and the 2022 Notes Indenture, the “Indentures”), as applicable. At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

In connection with the opinions expressed below, we have examined originals or copies of the following:

(a)	The Indentures;
(b)	Second Supplemental Indenture Subsidiary Guarantees, dated as of April 1, 2015, regarding the 2019 Exchange Notes and 2019 Old Notes;
(c)	Second Supplemental Indenture Subsidiary Guarantees, dated as of April 1, 2015, regarding the 2022 Exchange Notes and 2022 Old Notes;
(d)	Second Supplemental Indenture Subsidiary Guarantees, dated as of April 1, 2015, regarding the 2024 Exchange Notes and 2024 Old Notes;
(e)	Third Supplemental Indenture Subsidiary Guarantees, dated as of April 2, 2015, regarding the 2019 Exchange Notes and 2019 Old Notes;
(f)	Third Supplemental Indenture Subsidiary Guarantees, dated as of April 2, 2015, regarding the 2022 Exchange Notes and 2022 Old Notes;
(g)	Third Supplemental Indenture Subsidiary Guarantees, dated as of April 2, 2015, regarding the 2024 Exchange Notes and 2024 Old Notes;
(h)	Fourth Supplemental Indenture Subsidiary Guarantees, dated as of May 11, 2015, regarding the 2019 Exchange Notes and 2019 Old Notes;
(i)	Fourth Supplemental Indenture Subsidiary Guarantees, dated as of May 11, 2015, regarding the 2022 Exchange Notes and the 2022 Old Notes;
(j)	Fourth Supplemental Indenture Subsidiary Guarantees, dated as of May 11, 2015, regarding the 2024 Exchange Notes and the 2024 Old Notes;

Items (b) through (j), above, pursuant to which the Non-Delaware Guarantors have agreed to become parties to the Indentures as subsidiary guarantors are hereinafter referred to, collectively, as the “Supplemental Indentures”.

We have examined such certificates of public officials and certificates of officers of the Non-Delaware Guarantors, and the originals (or copies thereof, certified or otherwise identified to our satisfaction) of such corporate documents, records, agreements and instruments of the Non-Delaware Guarantors, and such other documents, records, agreements and instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates of public officials and of officers of the Non-Delaware Guarantors with respect to the accuracy of material factual matters contained therein which were not independently established.

We have assumed the genuineness of signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. We also have assumed that (i) the Indentures and Supplemental Indentures have been duly authorized, executed and delivered by the Trustee and each other party thereto other than the Non-Delaware Guarantors, and constitute the legal, valid and binding obligation of the Trustee and such other parties, (ii) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the

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June 1, 2015

Securities Act and the Indentures will have been qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes will have been duly executed, authenticated and delivered in accordance with the provisions of their respective Indentures and issued in exchange for Old Notes pursuant to, and in accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement.

As to the valid existence and good standing of DOC and DPM, we have relied solely upon certificates, or statements obtained through the websites, of public officials in the State of Texas, and our opinion as to such matters is not intended to provide any conclusion or assurance beyond that conveyed by those certificates or statements.  Specifically, in rendering our opinions in paragraphs 1 and 2 below as to the good standing of each of DOC and DPM in Texas, we have relied solely upon a Statement of Franchise Tax Account Status dated June 1, 2015 obtained through the website of the Office of the Comptroller of Public Accounts of Texas that indicates that, as of the date thereof, each such entity’s right to transact business in Texas is “active.”

Based on the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.

DOC is a corporation validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to execute and deliver each Supplemental Indenture to which it is a party and consummate the transactions contemplated thereby.

2.

DPM is a limited liability company validly existing and in good standing under the laws of the State of Texas and has the limited liability company power and authority to execute and deliver each Supplemental Indenture to which it is a party and consummate the transactions contemplated thereby.

3.

Illinova is a corporation validly existing and in good standing under the laws of the State of Illinois and has the corporate power and authority to execute and deliver each Supplemental Indenture to which it is a party and consummate the transactions contemplated thereby.

4.

MASSPOWER is validly existing as a general partnership under the laws of the Commonwealth of Massachusetts and has the partnership power and authority to execute and deliver each Supplemental Indenture to which it is a party and consummate the transactions contemplated thereby.

5.	Each Supplemental Indenture has been duly authorized and validly executed and delivered by each Non-Delaware Guarantor.

Our opinions set forth herein are limited to the laws of the State of Texas, the State of Illinois, and the Commonwealth of Massachusetts, and we do not express any opinion herein concerning any other laws.

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June 1, 2015

We express no opinion as to any matter or any entity other than as set forth herein, and no such other opinion may be inferred or implied herefrom. The opinions set forth in this opinion letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinions expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Locke Lord LLP

Locke Lord LLP